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                                 UNITED STATES

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                               _________________

                                  FORM 8-A/A

                        POST-EFFECTIVE AMENDMENT NO. 1

                      FOR REGISTRATION OF CERTAIN CLASSES
               OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

                         JACOBS ENGINEERING GROUP INC.
            (Exact name of registrant as specified in its charter)

                  Delaware                        95-4081636
(State of incorporation or organization)       (I.R.S. Employer
                                              Identification No.)



           1111 South Arroyo Parkway
             Pasadena, California                    91105
 (Address of principal executive offices)          (zip code)


       Securities to be registered pursuant to Section 12(b) of the Act:

              Title of each Class        Name of each Exchange on which
              to be so registered         each class is to be registered
              -------------------       ----------------------------------

        Preferred Stock Purchase Rights       New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
_________________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

________________________________________________________________________________
                                (Title of Class)

________________________________________________________________________________
                                (Title of Class)
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          The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Application for Registration on Form 8-A dated December 24, 1990 as follows:

Item 1.   Description of Registrant's Securities to be Registered.
          --------------------------------------------------------

          The Board of Directors of Jacobs Engineering Group Inc., a Delaware corporation (the "Company") adopted an amendment and restatement of the Company's existing rights plan (the "Rights Plan") which is set out in full in the Amended and Restated Rights Agreement, amended and restated as of December 20, 2000 between the Company and Mellon Investor Services LLC, as Rights Agent.

          The purpose of the amendment is to enable the Company to continue to have in place the protection afforded by the Rights Plan beyond the December 20, 2000 expiration date of the Rights Plan. The amendment extended the expiration date to December 20, 2010, eliminated the so called "dead hand" independent director provisions of the Rights Plan, increased the exercise price of the Rights Plan from $90 to $175 and made certain other non-material revisions.

Item 2.   Exhibits
          --------

          1. Amended and Restated Rights Agreement, amended and restated as of December 20, 2000 between the Company and Mellon Investor Services LLC, as Rights Agent.

          2. Company's Current Report on Form 8-K, filed on December 21, 2000 (and incorporated herein by reference).


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                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this registration statement to be signed by on its behalf by the undersigned, thereto duly authorized.

                                    JACOBS ENGINEERING GROUP INC.

Dated:  December 21, 2000           By:   /s/ JOHN W. PROSSER, JR.
                                          ------------------------
                                          John W. Prosser, Jr., Senior Vice
                                          President Finance and Administration






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